EXHIBIT 32.2

STATEMENT OF
PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Stephen Graham, Principal Financial Officer of Axion Power International, Inc. (the “Company”), hereby certifies that:

1.      The Company’s Quarterly report on Form 10-Q for the quarter ended September 30, 2013 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen Graham
Stephen Graham, Principal Financial Officer and Principal Accounting Officer
Dated: November 14, 2013